U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES


Pursuant to Section 12(b) or (g) of the Securities Exchange
Act of 1934


Bristol Acquisitions, Inc.
(Exact name of registrant as
specified in its charter)





Delaware

27-3424339
(State or other jurisdiction of
incorporation or organization)

(I.R.S. Employer
Identification No.)



2005 Merrick Road
Suite 326
Merrick NY

11566
(Address of principal executive
offices)

(Zip Code)

Registrants telephone number, including area code: (212) 367-
7079

Facsimile number: (888) 844-1847

Copies to:
Nelson Shapiro
2005 Merrick Road
Suite 326
Merrick, NY 11566
Telephone Number: (212) 367-7079
Facsimile Number: (888) 844-1847

Securities to be registered under Section 12(b) of the Act:
None

Securities to be registered under Section 12(g) of the Exchange Act:




Title of each class
to be so registered

Name of Exchange on which each
class is to be registered
Common Stock, $0.001

N/A

      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of large accelerated filer, accelerated filer and smaller reporting company in Rule 12b-2 of the Exchange Act. (Check one):





Large
accelerated
filer [  ]
Accelerated
filer [  ]
Non-accelerated
filer [  ]
Smaller reporting
company [X]






EXPLANATORY NOTE

      We are voluntarily filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.001 per share (the Common Stock), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the Exchange Act).

      Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

      Unless otherwise noted, references in this registration statement to the Registrant, the Company, we, our or us means Bristol Acquisitions, Inc. Our principal place of business is located at 2005 Merrick Road, Suite 326, Merrick,
NY 11566. Our telephone number is (212) 367-7079.

FORWARD LOOKING STATEMENTS

       There are statements in this registration statement that are not historical facts. These forward-looking statements can be identified by use of terminology such as believe, hope, may, anticipate, should, intend, plan, will, expect, estimate, project, positioned, strategy and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Registration Statement carefully; especially the risks discussed under the section entitled Risk Factors. Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.




















Item 1. Business.

Business Development

      Bristol Acquisitions, Inc. (we, us, our, the
Company or the Registrant) was incorporated in the State of Delaware on September 8, 2010. Since inception, the Company has been engaged in organizational efforts and obtaining initial financing. The Company was formed as a vehicle to pursue a business combination and has made no efforts to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of or merger with, an existing company. The Company intends to seek a merger to complete a business combination with a company in any industry, and in any geographical location.
 The Company selected June 30 as its fiscal year end.

Business of Issuer

      The Company, based on proposed business activities, is a blank check company. The U.S. Securities and Exchange Commission (the SEC) defines those companies as any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Securities Exchange Act of 1934, as amended (the Exchange Act), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies. Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a shell company, because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of blank check companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

      The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Companys principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any industry and/or location or any other specific business or geographical location and, thus, may acquire any type of business.

      The analysis of new business opportunities will be undertaken by or under the supervision of the Companys officers and directors. As of this date the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company. The Registrant has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, the Registrant will consider the following kinds of factors:

      (a)	Potential for growth, indicated by new technology,
anticipated market expansion or new products;

      (b)	Competitive position as compared to other firms of
similar size and experience within the industry segment as well as within the industry as a whole;

      (c)	Strength and diversity of management, either in
place or scheduled for recruitment;

      (d)	Capital requirements and anticipated availability of
required funds, to be provided by the Registrant or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

       (e)	The cost of participation by the Registrant as
compared to the perceived tangible and intangible
values and potentials;
1
      (f)	The extent to which the business opportunity can be
advanced;

      (g)	The accessibility of required management expertise,
personnel, raw materials, services, professional assistance and other required items; and

      (h)	Other relevant factors.

      In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Registrant's lack of capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the opportunity to be acquired. In addition, we will be competing against other entities that possess greater financial, technical and managerial capabilities for identifying and completing business combinations. In evaluating a prospective business combination, we will conduct as extensive a due diligence review of potential targets as possible given the lack of information which may be available regarding private companies, our limited personnel and financial resources and the inexperience of our management with respect to such activities. We expect that our due diligence will encompass, among other things, meetings with the target businesss incumbent management and inspection of its facilities, as necessary, as well as a review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage. Our lack of funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a target business before we consummate a business combination. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if we had more funds available to us, would be desirable. We will be particularly dependent in making decisions upon information provided by the promoters, owners, sponsors or other associated with the target business seeking our participation.

      The time and costs required to select and evaluate a target business and to structure and complete a business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the indemnification and evaluation of a prospective business combination that is not ultimately completed will result in a loss to us.

      Additionally, the Company is in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are, and will continue to be, an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

Form of Acquisition

      The manner in which the Registrant participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Registrant and the promoters of the opportunity, and the relative negotiating strength of the Registrant and such promoters.

	It is likely that the Registrant will acquire its participation in a business opportunity through the issuance of its common stock, par value $.001 per share (the Common Stock) or other securities of the Registrant. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called tax free reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the Code) depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity.
2

	If a transaction were structured to take advantage of these provisions rather than other tax free provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Registrant prior to such reorganization. The Company does not intend to supply disclosure to shareholders concerning a target company prior to the consummation of a business combination transaction, unless required by applicable law or regulation. In the event a proposed business combination involves a change in majority of directors of the Company, the Company will file and provide to shareholders a Schedule 14F-1, which shall include, information concerning the target company, as required. The Company will file a current report on Form 8-K, as required, within four business days of a business combination which results in the Company ceasing to be a shell company. This Form 8-K will include complete disclosure of the target company, including audited financial statements.

      The present stockholders of the Registrant will likely not have control of a majority of the voting securities of the Registrant following a reorganization transaction. As part of such a transaction, all or a majority of the Registrants directors may resign and one or more new directors may be appointed without any vote by stockholders.

      In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders meeting and obtain the approval of the holders of a majority of the outstanding securities. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

      The Company intends to search for a target for a business combination by contacting various sources including, but not limited to, our affiliates, lenders, investment banking firms, private equity funds, consultants and attorneys. The approximate number of persons or entities that will be contacted is unknown and dependant on whether any opportunities are presented by the sources that we contact.
 It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Registrant of the related costs incurred.

We presently have no employees apart from our management. Our officers and directors are engaged in outside business activities and are employed on a full-time basis by another entity. Our officers and directors anticipate that they will devote very limited time to our business until the acquisition of a successful business opportunity has been identified. The specific amount of time that management will devote to the Company may vary from week to week or even day to day, and therefore the specific amount of time that management will devote to the Company on a weekly basis cannot be ascertained with any level of certainty. In all cases, management intends to spend as much time as is necessary to exercise its fiduciary duties as officer and director of the Company.

      We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.







3

Item 1A. Risk Factors.

An investment in the Company is highly speculative in nature and involves a high degree of risk.

Risks Related to our Business

There may be conflicts of interest between our management and the non-management stockholders of the Company.

      Currently, an affiliate of one stockholder is also an officer and director of the Company. However, if in the future shares of our common stock are held by management holders, Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of the stockholders of the Company. A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders.

We have a limited operating history.

      We have a limited operating history and no revenues or earnings from operations since inception, and there is a risk that we will be unable to continue as a going concern and consummate a business combination. We have no assets or significant financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a merger or other business combination with a private company. This may result in our incurring a net operating loss that will increase unless we consummate a business combination with a profitable business. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination, or that any such business will be profitable at the time of its acquisition by us or ever.

We are likely to incur losses.

      As of September 17, 2010, we have incurred a loss of $13,276 and we expect that we will incur losses at least until we complete a business combination and perhaps after such combination as well. There can be no assurances that we will ever be profitable.

We face a number of risks associated with potential acquisitions, including the possibility that we may incur substantial debt which could adversely affect our financial condition.

      We intend to use reasonable efforts to complete a merger or other business combination with an operating business. Such combination will be accompanied by risks commonly encountered in acquisitions, including, but not limited to, difficulties in integrating the operations, technologies, products and personnel of the acquired companies and insufficient revenues to offset increased expenses associated with acquisitions. Failure to manage and successfully integrate acquisitions we make could harm our business, our strategy and our operating results in a material way.

      Additionally, completing a business combination is likely to increase our expenses and it is possible that we may incur substantial debt in order to complete a business combination, which could adversely affect our financial condition.
Incurring a substantial amount of debt may require us to use a significant portion of our cash flow to pay principal and interest on the debt, which will reduce the amount available to fund working capital, capital expenditures, and other general purposes. Any indebtedness may negatively impact our ability to operate our business and limit our ability to borrow additional funds by increasing our borrowing costs, and impact the terms, conditions, and restrictions contained in possible future debt agreements, including the addition of more restrictive covenants; impact our flexibility in planning for and reacting to changes in our business as covenants and restrictions contained in possible future debt arrangements may require that we meet certain financial tests and place restrictions on the incurrence of additional indebtedness and place us at a disadvantage compared to similar companies in our industry that have less debt.

4

There is competition for those private companies suitable for a merger transaction of the type contemplated by management.

      The Company is in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

There are relatively low barriers to becoming a blank check company or shell company, thereby increasing the competitive market for a small number of business opportunities.

      There are relatively low barriers to becoming a blank check company or shell company. A newly incorporated company with a single stockholder and sole officer and director may become a blank check company or shell company by voluntarily subjecting itself to the SEC reporting requirements by filing and seeking effectiveness of a Form 10 with the SEC, thereby registering its common stock pursuant to Section 12(g) of the Securities Exchange Act of 1934 with the SEC. Assuming no comments to the Form 10 have been received from the SEC, the registration statement is automatically deemed effective 60 days after filing the Form 10 with the SEC. The relative ease and low cost with which a company can become a blank check or shell company can increase the already highly competitive market for a limited number of businesses that will consummate a successful business combination.

Future success is highly dependent on the ability of management to locate and attract a suitable acquisition.

      The nature of our operations is highly speculative, and there is a consequent risk of loss of an investment in the Company. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot provide any assurance that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

Management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

      While seeking a business combination, management anticipates devoting very limited time to the Companys affairs. Our officers have not entered into written employment agreements with us and is not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

Management has no prior experience as directors or officers of a development stage public company.

      Our officers and directors have no prior experience serving as an officer or director of a development stage public company with the business purpose of acquiring a target business. The inexperience of our officers and directors and the fact that the analysis and evaluation of a potential business combination is to be taken under the supervision of our directors and officers may adversely impact our ability to identify and consummate a successful business combination.



5

There can be no assurance that the Company will successfully consummate a business combination.

      We can give no assurances that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms.

Our business is difficult to evaluate because we have no operating history.

      As the Company has no operating history or revenue and no assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination. The Company has no recent operating history nor any revenues or earnings from operations since inception. We have no assets or significant financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

We are a development stage company, and our future success is highly dependent on the ability of management to locate and attract a suitable acquisition.

      We were incorporated in September 2010 and are considered to be in the development stage. The nature of our operations is highly speculative, and there is a consequent risk of loss of an investment in the Company. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot provide any assurance we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

The Company has not identified a specific potential acquisition target and there are no existing agreements for a business combination or other transaction.

      We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination.

	Management will not limit its potential target to this specific industry or location or any other particular industry, business or location. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations. We have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure that we will properly ascertain or assess all significant risk factors.

Reporting requirements under the Exchange Act and compliance with the Sarbanes-Oxley Act of 2002, including establishing and maintaining acceptable internal controls over financial reporting, are costly.

      The Company has no business that produces revenues, however, the rules and regulations pursuant to the Exchange Act require a public company to provide periodic reports which will require that the Company engage legal, accounting and auditing services. The engagement of such services can be costly and the Company is likely to incur losses which may adversely affect the Companys ability to continue as a going concern. Additionally, the Sarbanes-Oxley Act of 2002 will require that the Company establish and maintain adequate internal controls and procedures over financial reporting.


6

      The costs of complying with the Sarbanes-Oxley Act of 2002 and the limited time that management will devote to the Company may make it difficult for the Company to establish and maintain adequate internal controls over financial reporting. In the event the Company fails to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our financial condition and result in loss of investor confidence and a decline in our share price.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

      Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

The Company may be subject to further government regulation which would adversely affect our operations.

      Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the Investment Company Act), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

      If we enter into a business combination with a foreign company, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

The Company may be subject to certain tax consequences in our business, which may increase our cost of doing business.

      We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.


7

Our business may have no revenue unless and until we merge with or acquire an operating business.

      We are a development stage company and have had no revenue from operations. We may not realize any revenue unless and until we successfully merge with or acquire an operating business.

The Company has conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

      The Company has not conducted market research concerning prospective business opportunities, nor have others made the results of such market research available to the Company. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

Because we may seek to complete a business combination through a reverse merger, following such a transaction we may not be able to attract the attention of major brokerage firms.

      Additional risks may exist since it is likely that we will assist a privately held business to become public through a reverse merger. Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our Common Stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

We cannot assure you that following a business combination with an operating business, the Common Stock will be listed on NASDAQ or any other securities exchange.

      Following a business combination, we may seek the listing of the Common Stock on NASDAQ or the NYSE AMEX. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of the Common Stock on either of those or any other stock exchange. After completing a business combination, until the Common Stock is listed on the NASDAQ or another stock exchange, we expect that the Common Stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the pink sheets, where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of the Common Stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling the Common Stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

Risks Related to our Stockholders and Shares of Common Stock

Our stockholders may have a minority interest in the Company following a business combination.

      If we enter into a business combination with a company with a value in excess of the value of our Company, and issue shares of our Common Stock to the stockholders of such company as consideration for merging with us, our stockholders will likely own less than 50% of the Company after the business combination. The stockholders of the acquired company would therefore be able to control the election of our board of directors (the Board of Directors) and control our Company.


8

There is currently no trading market for our Common Stock, and liquidity of shares of our Common Stock is limited.

      Shares of our Common Stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for the Common Stock. Further, no public trading market is expected to develop in the foreseeable future unless and until the Company completes a business combination with an operating business and the Company thereafter files and obtains effectiveness of a registration statement under the Securities Act of 1933, as amended (the Securities Act). Therefore, outstanding shares of Common Stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations. Shares of Common Stock cannot be sold under the exemption from registration provided by Section 4(1) of the Securities Act in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commissions Division of Corporation Finance, to Ken Worm of NASD Regulation, dated January 21, 2000 (the Wulff Letter). The Wulff Letter provides that certain private transfers of the shares of common stock issued by a blank check company may be prohibited without registration under federal securities laws. Further, stockholders may rely on the exemption from registration provided by Rule 144 of the Securities Act (Rule 144), subject to certain restrictions, starting one year after (i) the completion of a business combination with a private company in a reverse merger or reverse takeover transaction after which the Company would cease to be a shell company
(as defined in Rule 12b-2 under the Exchange Act) and (ii) the disclosure of certain information on a Current Report on Form 8-K within four business days thereafter, and only if the Company has been current in all of its periodic SEC filings for the 12 months preceding the contemplated sale of stock.
 Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

It is likely that our Common Stock will be considered penny stock, which may make it more difficult for investors to sell their shares due to suitability requirements.
      Our Common Stock may be deemed to be penny stock as that term is defined under the Exchange Act. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The term accredited investor refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse.
      The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. A broker/dealer must receive a written agreement to the transaction from the investor setting forth the identity and quantity of the penny stock to be purchased. These requirements may reduce the potential market for our Common Stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.






9

There are issues impacting liquidity of our securities with respect to the SECs review of a future resale registration statement.

      Since our shares of Common Stock issued prior to a business combination or reverse merger cannot currently, nor will they for a considerable period of time after we complete a business combination, be available to be offered, sold, pledged or otherwise transferred without being registered pursuant to the Securities Act, we will likely file a resale registration statement on Form S-1, or some other available form, to register for resale such shares of Common Stock. We cannot control this future registration process in all respects as some matters are outside our control. Even if we are successful in causing the effectiveness of the resale registration statement, there can be no assurances that the occurrence of subsequent events may not preclude our ability to maintain the effectiveness of the registration statement. Any of the foregoing items could have adverse effects on the liquidity of our shares of Common Stock.

      In addition, the SEC has recently disclosed that it has developed internal informal guidelines concerning the use of a resale registration statement to register the securities issued to certain investors in private investment in public equity (PIPE) transactions, where the issuer has a market capitalization of less than $75 million and, in general, does not qualify to file a Registration Statement on Form S-3 to register its securities. The SEC has taken the position that these smaller issuers may not be able to rely on Rule 415 under the Securities Act (Rule 415), which generally permits the offer and sale of securities on a continued or delayed basis over a period of time, but instead would require that the issuer offer and sell such securities in a direct or primary public offering, at a fixed price, if the facts and circumstances are such that the SEC believes the investors seeking to have their shares registered are underwriters and/or affiliates of the issuer.

      It appears that the SEC in most cases will permit a registration for resale of up to one third of the total number of shares of common stock then currently owned by persons who are not affiliates of such issuer and, in some cases, a larger percentage depending on the facts and circumstances. Staff members also have indicated that an issuer in most cases will have to wait until the later of six months after effectiveness of the first registration or such time as substantially all securities registered in the first registration are sold before filing a subsequent registration on behalf of the same investors.

      Since, following a reverse merger or business combination, we may have little or no tradable shares of Common Stock, it is unclear as to how many, if any, shares of Common Stock the SEC will permit us to register for resale, but SEC staff members have indicated a willingness to consider a higher percentage in connection with registrations following reverse mergers with shell companies such as the Company.

      The SEC may require as a condition to the declaration of effectiveness of a resale registration statement that we reduce or cut back the number of shares of Common Stock to
be registered in such registration statement.   The result of
the foregoing is that a stockholders liquidity in our Common Stock may be adversely affected in the event the SEC requires a cut back of the securities as a condition to allow the Company to rely on Rule 415 with respect to a resale registration statement, or, if the SEC requires us to file a primary registration statement.

We are controlled by our management.

      An affiliate of our management and an individual on our management team currently beneficially own and vote 100% of all the issued and outstanding Common Stock of the Company.
 Consequently, management has the ability to influence control of the operations of the Company and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

        	Election of our board of directors (the Board of
Directors);
        	Removal of directors;
        	Amendment to the Companys certificate of
incorporation or bylaws; and
        	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.
10

      These stockholders have complete control over our affairs. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock.

We have never paid dividends on our Common Stock.

      We have never paid dividends on our Common Stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

The Company expects to issue more shares in a merger or acquisition, which will result in substantial dilution.

      Our Certificate of Incorporation, as amended, authorizes the issuance of a maximum of 100,000,000 shares of Common Stock, par value $0.001 (the Common Stock), and a maximum of 10,000,000 shares of preferred stock, par value $0.001 per share (the Preferred Stock). Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our Common Stock held by our then existing stockholders. Moreover, the Common Stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arms-length basis by our management, resulting in an additional reduction in the percentage of Common Stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of Common Stock or Preferred Stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of Common Stock might be materially adversely affected.

Our stockholders may engage in a transaction to cause the Company to repurchase its shares of Common Stock.

      In order to provide an interest in the Company to third parties, our stockholders may choose to cause the Company to sell Company securities to one or more third parties, with the proceeds of such sale(s) being utilized by the Company to repurchase shares of Common Stock held by it. As a result of such transaction(s), our management, stockholder(s) and Board of Directors may change.

We may issue Preferred Stock.

      Our Certificate of Incorporation, as amended, authorizes the issuance of up to 10,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by the Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized Preferred Stock, there can be no assurance that the Company will not do so in the future.

There is no guaranty that anyone will act a market maker for the companys stock.

	If the Company is unable to secure a market maker for its stock, the Company will not be able to obtain listing on the OTCBB and the liquidity of the companys stock will be significantly limited.

Item 2. Financial Information.


11



Managements Discussion and Analysis of Financial Condition and Results of Operation.

      The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings.

      The Company will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

      The Company does not currently engage in any business activities that provide cash flow. As of the date of this filing, we have no funds in our treasury. We expect that the costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with amounts that may be loaned to or invested in us by our stockholder, management or other investors.

      During the next 12 months we anticipate incurring costs related to:

         (i)	filing of Exchange Act reports, and
         (ii)	investigating, analyzing and consummating an
acquisition.

      Currently, however our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Our ability to continue as a going concern is also dependant on our ability to find a suitable target company and enter into a possible reverse merger with such company. Managements plan includes obtaining additional funds by equity financing through a reverse merger transaction and/or related party advances; however there is no assurance of additional funding being available.

      The Company is in the development stage and has not earned any revenues from operations to date. These conditions raise substantial doubt about our ability to continue as a going concern. The Company is currently devoting its efforts to locating merger candidates. The Companys ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations.

      The Company may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

      Our officers and directors have not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

      Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our managements plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in
12

us, because it will not permit us to offset potential losses from one venture against gains from another.






      The Company anticipates that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking the benefits of a business combination with an SEC reporting company and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Off-Balance Sheet Arrangements

      We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Item 3. Properties.

      The Company neither rents nor owns any properties. The Company utilizes the office space and equipment of its management at no charge. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Item 4. Security Ownership of Certain Beneficial Owners and
Management.

      The following table sets forth, as of September 17, 2010, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who beneficially own more than 5% of the outstanding shares of Common Stock of the Company.






Name and Address

Amount and
Nature of
Beneficial
Ownership

Percentag
e
of Class





BlackPool Corporate Advisors, LLC.
575 Madison Avenue, 10th Floor
New York, New York 10022

1,500,000

50%










Brook Cross (1)
631 Vista Bonita
Newport Beach CA 92660

 1,500,000

50%





Nelson Shapiro (2)


1,500,000 (3)

50%





All Directors and Officers as a
Group (2 individuals)

3,000,000

100%







     (1)	Mr. Cross serves as an officer and director of the
Company.
     (2)	Mr. Shapiro serves as a director of the Company.
     (3)	Includes 1,500,000 shares of Common Stock owned of
record by BlackPool Corporate Advisors, 	LLC., Mr.
Shapiro, as the sole officer, director and shareholder of BlackPool Corporate Advisors, LLC., may be deemed to be the indirect beneficial owner of these securities since he has sole voting and investment control over the securities.

13

Item 5. Directors and Executive Officers.

(a)  Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning them are as follows:




Name
Age
Position
Brook Cross
59
President,
Secretary and
Director
Nelson
Shapiro
60
Director

Brook Cross

Mr. Cross has assisted entrepreneurs and companies for over 20 years, providing strategic planning and management consulting expertise. Since 2005, Mr. Cross has been the Principal of Cross Consulting and a Senior Consultant with Small Business Development Centers. Brook is a graduate of Stanford University with a Masters from the University of California and is a nationally ranked Masters swimmer.

Nelson Shapiro

Mr. Shapiro has been a CPA since 1977. Since 2008, he has been the President and CEO of BlackPool Corporate Advisors, LLC., and has also owned his own tax practice, Nelson Shapiro, CPA since 2000. Prior to this role, Mr. Shapiro served as Partner in Louis Sturz & Co., as a Partner at Grossman, Russo & Shapiro, and as a Partner at Russo & Shapiro, CPAs.

(b)  Significant Employees.

      None.

(c)  Family Relationships.

      None.

 (d)  Involvement in Certain Legal Proceedings.

      There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Registrant during the past five years except as follows:

Mr. Shapiro is a principal of a consulting firm, BlackPool Corporate Advisors, LLC, a New York limited liability company (BlackPool). In or about June of 2009, BlackPool was sued in the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida under Index No. 09-47657 for alleged breach of contract by a former client, Brampton Crest International, Inc. (Brampton). It is BlackPools understanding and contention that pursuant to the parties agreement, any dispute was to be litigated in New York. Brampton instead elected to institute its action in Florida. Upon advice of counsel, the Company took a wait and see approach and elected to press its counterclaims and defenses against Brampton if and when they attempted to domesticate their judgment in New York, the situs and legal domicile of BlackPool. As a result, Brampton obtained a default judgment against BlackPool in the sum of $33,403.75. To the best of the Companys knowledge, Brampton has not undertaken any enforcement action to date.

(e)  Prior Blank Check Company Experience.

      None.

14


Item 6. Executive Compensation.

      The following compensation discussion addresses all compensation awarded to, earned by, or paid to the Companys named executive officer. The Companys sole officer and director has not received any cash or other remuneration since inception. He will not receive any remuneration until the consummation of an acquisition. No remuneration of any nature has been paid for on account of services rendered by a director in such capacity. Our sole officer and director intend to devote very limited time to our affairs.

      It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain members of our management for the purposes of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

      No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

      There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be disclosed.

      The Company does not have a standing compensation committee or a committee performing similar functions, since the Board of Directors has determined not to compensate the officers and directors until such time that the Company completes a reverse merger or business combination.

Item 7. Certain Relationships and Related Transactions, and
Director Independence.

Certain Relationships and Related Transactions

      On September 13, 2010, the Company offered and sold an aggregate of 1,500,000 shares of Common Stock to BlackPool
Corporate Advisors, LLC., an entity formed in New York, for an aggregate purchase price equal to $25,000.

      On September 13, 2010, the Company offered and sold an aggregate of 1,500,000 shares of Common Stock to Brook Cross, for an aggregate purchase price equal to $25,000.

      The shares owned by BlackPool Corporate Advisors, LLC., and Mr. Cross represent all of the issued and outstanding shares of the Company. Mr. Shapiro, an officer and director of the Company since inception, is also a principal of BlackPool Corporate Advisors, LLC., and may be deemed to beneficially own the shares of common stock held of record by BlackPool Corporate Advisors, LLC.

      Certain fees and expenses related to the formation of the Company and the professional fees and expenses associated with the preparation and filing of the Companys formation and registration of Form 10 have been advanced to the Company by BlackPool Corporate Advisors, LLC. BlackPool Corporate
Advisors, LLC., seeks to assist small and medium sized businesses go public.

      As of the date of this filing, the Company has verbally agreed to repay BlackPool Corporate Advisors, LLC., an aggregate of $2,751 for the fees and expenses that have been advanced on behalf of the Company; however, there is no written agreement in effect. As a result, BlackPool Corporate Advisors, LLC., which participated in the founding and organizing of the Company, may be deemed to be a promoter of the Company.

Director Independence

      Our Common Stock is not quoted or listed on any national exchange or interdealer quotation system with a

15

requirement that a majority of our board of directors be independent therefore the Company is not subject to any director independence requirements. Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation. Under such definition our sole officer and director would not be considered an independent director.

      Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

Item 8. Legal Proceedings.

      To the best knowledge of our sole officer and director, there are presently no material pending legal proceedings to which the Registrant, any executive officer, any owner of record or beneficially of more than five percent of any class of voting securities is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

Item 9. Market Price of and Dividends on the Registrants
Common Equity and Related Stockholder Matters.

(a) Market Information.

      The Common Stock is not trading on any stock exchange.
The Company is not aware of any market activity in its Common
Stock since its inception through the date of this filing.

(b) Holders.

      As of September 17, 2010, there were two record holders of an aggregate of 3,000,000 shares of the Common Stock issued and outstanding.

(c) Dividends.

      The Registrant has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Registrant's business.

(d) Securities Authorized for Issuance under Equity
Compensation Plans.

      None.

Item 10. Recent Sales of Unregistered Securities.

      On September 13, 2010, the Company offered and sold an aggregate of 1,500,000 shares of Common Stock to BlackPool Corporate Advisors, LLC., an entity formed in New York, for an aggregate purchase price equal to $25,000, pursuant to the terms and conditions set forth in that certain common stock purchase agreement (the Common Stock Purchase Agreement).
Also on September 13, 2010, the Company offered and sold an aggregate of 1,500,000 shares of Common Stock to Brook Cross, for an aggregate purchase price equal to $25,000, pursuant to the terms and conditions set forth in that certain common stock purchase agreement (the Common Stock Purchase Agreement).The shares owned by BlackPool Corporate Advisors, LLC., and Mr. Cross represent all of the issued and outstanding shares of the capital stock of the Company. Mr. Nelson Shapiro, an officer and director of the Company since inception, is also a principal of BlackPool Corporate Advisors, LLC., and may be deemed to beneficially own the shares of common stock held of record by BlackPool Corporate Advisors, LLC., The Company sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the


16


Securities Act. Forms of the Common Stock Purchase Agreement are attached as Exhibit 10.1 and Exhibit 10.2 hereto.

      No securities have been issued for services. Neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. No services were performed by any purchaser as consideration for the shares issued.

Item 11. Description of Registrants Securities to be
Registered.

(a) Capital Stock.

      The Company is authorized by its Certificate of Incorporation, as amended, to issue an aggregate of 110,000,000 shares of capital stock, of which 100,000,000 are shares of Common Stock and 10,000,000 are shares of Preferred Stock. As of September 17, 2010, 3,000,000 shares of Common Stock and zero shares of Preferred Stock were issued and outstanding.

Common Stock

      All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company.

      All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

      Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized Preferred Stock, there can be no assurance that the Company will not do so in the future.

      The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Companys Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10.

(b) Debt Securities.

      None.

(c)  Warrants

      None.

(d) Other Securities to Be Registered.

      None.

17

Item 12. Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporations certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

      The Companys Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

      The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

	any breach of the directors duty of loyalty to the corporation or its stockholders;
	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
	payments of unlawful dividends or unlawful stock repurchases or redemptions; or
	any transaction from which the director derived an improper personal benefit.

      The Companys Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.







(Balance of page intentionally left blank.)













18

Item 13.  Financial Statements and Supplementary Data.

      We set forth below a list of our audited financial statements included in this Registration Statement on Form 10.

Statement
Page*
Report of Independent Registered Public Accounting Firm
F-1


Balance Sheet as of September 17, 2010
F-2


Statement of Operations for the period from September 8, 2010 (Date of Inception) to September 17, 2010
F-3


Statement of Stockholders Deficit as of September 17,
2010
F-4


Statement of Cash Flows for the period from September 8, 2010 (Date of Inception) to September 17, 2010
F-5


Notes to Financial Statements
F-6-
F-9

*Page F-1 follows page 20 to this Registration Statement on Form 10.

Item 14. Changes in and Disagreements with Accountants on
Accounting and Financial Disclosure.

      There are not and have not been any disagreements between the Registrant and its accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

	(a) Financial Statements.

      The financial statements included in this Registration
Statement on Form 10 are listed in Item 13 and commence following page 20.

(b) Exhibits.




Exhibit
Number

Description
3.1

Certificate of Incorporation
3.2

Amendment to the Certificate of Incorporation
3.3

By-Laws
10.1

Form of Common Stock Purchase Agreement

10.2

Form of Common Stock Purchase Agreement







19

SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 17, 2010
Bristol Acquisitions, Inc.

By: /s/ Brook Cross
Brook Cross
President and Director
Principal Executive Officer










































20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Boards of Directors
Bristol Acquisitions Corp.
Merrick, New York

We have audited the accompanying balance sheet of Bristol Acquisitions Corp. as of September 17, 2010, and the related statements of operations, stockholders deficit, and cash flows for the period from September 8, 2010 (date of inception) to September 17, 2010. These financial statements are the responsibility of the Companys management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companys internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bristol Acquisitions Corp. as of September 17, 2010 and the results of its operations and cash flows for the period from September 8, 2010 (date of inception) to September 17, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Bristol Acquisitions Corp. will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has incurred losses since inception, has negative working capital, has not yet received revenues from sales of services or products, and is in need of additional capital to grow its operations so that it can become profitable. These factors raise substantial doubt about the Companys ability to continue as a going concern. Managements plans with regard to these matters are described in Note 6. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC
Silberstein Ungar, PLLC

Bingham Farms, Michigan
September 21, 2010








		F-1


BRISTOL ACQUISITIONS CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF SEPTEMBER 17, 2010




ASSETS

Current Assets

Cash and equivalents
$
100


TOTAL ASSETS
$
100


LIABILITIES AND STOCKHOLDERS
DEFICIT

Liabilities

Current Liabilities

Accrued expenses
$
10,625
Loan payable - related party
2,751
Total Liabilities
13,376


Stockholders Deficit

Common Stock, $.001 par value,
100,000,000 shares authorized,
3,000,000 shares issued and
outstanding
3,000
Preferred Stock, $.001 par value,
10,000,000 shares
authorized, -0- shares issued and
outstanding
0
Additional paid-in capital
47,000
Stock subscription receivable
(50,000)
Deficit accumulated during the
development stage
(13,276)
Total Stockholders Deficit
(13,276)


TOTAL LIABILITIES AND STOCKHOLDERS
DEFICIT
$
100





































See accompanying notes to financial statements

F-2





BRISTOL ACQUISITIONS CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
PERIOD FROM SEPTEMBER 8, 2010 (INCEPTION) TO SEPTEMBER 17,
2010








REVENUES
$
0


OPERATING EXPENSES

Incorporation costs
1,026
Professional fees
12,250
TOTAL OPERATING EXPENSES
13,276


LOSS FROM OPERATIONS
(13,276)


PROVISION FOR INCOME TAXES
0


NET LOSS
$
(13,276)


NET LOSS PER SHARE: BASIC AND
DILUTED
$
(0.01)


WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING: BASIC AND DILUTED
1,500,00
0


































See accompanying notes to financial statements


F-3


BRISTOL ACQUISITIONS CORP.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS DEFICIT
PERIOD FROM SEPTEMBER 8, 2010 (INCEPTION) TO SEPTEMBER 17,
2010





Common Stock
Additio
nal
paid-in
Stock
subscrip
tion
Deficit
accumulate
d during
the
developmen
t


Shares
Amount
capital
receiva
ble
stage
Total







Inception,
September 8,
2010
0
$
0
$
0
$
0
$
0
$
0







Shares issued
for subscription
receivable
3,000,000
3,000
47,000
(50,000
)
-
0







Net loss for the
period ended
September 17,
2010
-
-

-
-


(13,276)
(13,276
)







Balance,
September 17,
2010
3,000,000
$
3,000
$
47,000
$
(50,000
)
$
(13,276)
$
(13,276
)


























See accompanying notes to financial statements


F-4


BRISTOL ACQUISITIONS CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
PERIOD FROM SEPTEMBER 8, 2010 (INCEPTION) TO SEPTEMBER 17,
2010




CASH FLOWS FROM OPERATING ACTIVITIES

Net loss for the period
$
(13,276)
Change in non-cash working capital
items

Changes in assets and liabilities:

Increase in accrued expenses
10,625
NET CASH USED BY OPERATING ACTIVITIES
(2,651)


CASH FLOWS FROM FINANCING ACTIVITIES

Loan received from related party
2,751
NET CASH PROVIDED BY FINANCING
ACTIVITIES
2,751


NET INCREASE IN CASH
100


Cash, beginning of period
0
Cash, end of period
$
100


SUPPLEMENTAL CASH FLOW INFORMATION:

Interest paid
$
0
Income taxes paid
$
0


SUPPLEMENTAL NON-CASH INVESTING AND
FINANCING INFORMATION:

Shares issued for subscription
receivable
$
50,000









































See accompanying notes to financial statements


F-5


BRISTOL ACQUISITIONS CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 17, 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
Bristol Acquisitions, Inc. (Bristol and the Company) was incorporated in the State of Delaware on September 8, 2010.
 Since inception, the Company has been engaged in organizational efforts and obtaining initial financing. The
Company was formed as a vehicle to pursue a business combination. The business purpose of the Company is to seek the acquisition of, or merger with, an operating company.

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development-stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (GAAP accounting). The Company has adopted a June 30 fiscal year end.

Cash and Cash Equivalents
Bristol considers all highly liquid investments with maturities of three months or less to be cash equivalents. At
September 17, 2010, the Company had $100 of cash.

Fair Value of Financial Instruments
The Companys financial instruments consist of cash and cash equivalents, accrued expenses and loans payable to a related party. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.


F-6



BRISTOL ACQUISITIONS CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 17, 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition
The Company will recognize revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Companys net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Companys net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of September 17, 2010.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123 (R) (ASC 718). To date, the Company has not adopted a stock option plan and has not granted any stock options. As of September 17, 2010, the Company has not issued any stock-based payments to its employees.

Recent Accounting Pronouncements
Bristol does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Companys results of operations, financial position or cash flow.

NOTE 2 - ACCRUED EXPENSES

Accrued expenses at July 31, 2010 consisted of amounts owed to the Companys outside independent auditors and the firm assisting in taking the company public.

NOTE 3 - LOAN PAYABLE - RELATED PARTY

The Company received a loan from a related party to be used for working capital. The loan is due upon demand, non-interest bearing, and unsecured. The balance due on the loan was $2,751 as of September 17, 2010.

NOTE 4 - STOCKHOLDERS DEFICIT

The Company has 100,000,000 shares of $0.001 par value common stock and 10,000,000 shares of $0.001 par value preferred stock authorized.

During the period ended September 17, 2010 the Company issued
3,000,000 shares of common stock at approximately $0.0167 per share for a subscription receivable of $50,000.

As of September 17, 2010, the Company has 3,000,000 shares of common stock issued and outstanding.







F-7

BRISTOL ACQUISITIONS CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 17, 2010

NOTE 5 - INCOME TAXES

As of September 17, 2010, the Company had net operating loss carry forwards of approximately $13,276 that may be available to reduce future years taxable income through 2030. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:


September
17, 2010
Refundable Federal income tax
attributable to:

Current operations
$
4,514
Less: valuation allowance
(4,514)
Net provision for Federal
income taxes
$
0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:


September
17, 2010
Deferred tax asset
attributable to:

Net operating loss
carryover
$	4,514
Less: valuation
allowance
	(4,514)
Net deferred tax asset
$
0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $13,276 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 6 - LIQUIDITY AND GOING CONCERN

Bristol Acquisitions has negative working capital, has incurred losses since inception, and has not yet received revenues from sales of products or services. These factors create substantial doubt about the Companys ability to continue as a going concern. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of Bristol Acquisitions to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations. Managements plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.





F-8


BRISTOL ACQUISITIONS CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 17, 2010

NOTE 7 - RELATED PARTY TRANSACTIONS

The Company received a loan from a related party to be used for working capital. The loan is due upon demand, non-interest bearing, and unsecured. The balance due on the loan was $2,751 as of September 17, 2010. See note 3.

The Company has also accrued $9,000 of professional fees to the same related party for assistance in taking the company public.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. A related party has provided office services without charge. There is no obligation for this arrangement to continue. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 9 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through September
21, 2010 and has determined it does not have any material subsequent events to disclose.






























F-9